  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997,
                             REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                ----------------

                              SYNC RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          3661                  33-0676350
 (State of other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                                  40 PARKER
                                IRVINE, CA 92618
                                 (714) 588-2070
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            SYNC RESEARCH, INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                         ------------------------------

                                ROGER A. DORF
                            CHIEF EXECUTIVE OFFICER
                              SYNC RESEARCH, INC.
                                   40 PARKER
                                IRVINE, CA 92618
                                 (714) 588-2070
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:
                                MARK A. MEDEARIS
                               VENTURE LAW GROUP
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

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                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
                  TITLE OF SECURITIES                     AMOUNT TO BE    OFFERING PRICE       AGGREGATE          AMOUNT OF
                    TO BE REGISTERED                       REGISTERED        PER SHARE       OFFERING PRICE    REGISTRATION FEE
  SYNC RESEARCH INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
  Common Stock, $0.001 par value........................   756,155(1)        $3.8832          $2,936,301.10         $889.79(2)

  Common Stock, $0.001 par value........................    70,417           $4.0313          $  283,872.05         $ 86.02(3)
                                                           -------                            -------------         -------
                                                           826,572(1)                         $3,220,173.15         $975.81(2)

(1) This total represents a 826,572 share increase in the shares reserved for issuance under the 1996 Non-Executive Stock Option Plan (the "Plan"), which increase was approved by the Registrant's Board of Directors at meetings and by actions taken by unanimous written consent of the board of directors on September 27, 1996, November 26, 1996, January 8, 1997, January 14, 1997, January 29, 1997 and March 7, 1997. Of the 826,572 shares being registered hereunder, 756,155 shares are subject to outstanding options and 70,417 are available for issuance. An additional 350,500 shares were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant, (registration number 333-12315) with the Commission on September 19, 1996.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on May 22, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the Registrant's previous Registration Statement on Form S-8 (No. 333-12315) pertaining to the Sync Research, Inc. 1996 Non-Executive Stock Option Plan are hereby incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    ITEM 3 (A)

        The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 31, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3 (B)

        The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 12, 1997 pursuant to Section 13 of the Exchange Act.

    ITEM 3 (C)

        Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 10, 1995, and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A, filed on November 4, 1995, each pursuant to Section 12 of the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    Article X of the Registrant's Amended and Restated Certificate of Incorporation, filed November 17, 1995, provides for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law.

    Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law against expenses, judgments and other amounts actually and reasonably incurred in connection with a proceeding arising from the person's status as an agent of the Corporation. Such expenses shall be paid by the Corporation in advance of the final disposition of such action if the indemnified person undertakes to repay such amounts if it is determined that he or she is not entitled to indemnification.

    The Registrant has also entered into indemnification agreements with its officers and directors. The indemnification agreements require the Registrant to indemnify such persons in proceedings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, provided no indemnification shall be made if the indemnitee is adjudged liable to the Company if applicable law prohibits such indemnification unless the court determines that indemnification may nevertheless be made by the Company. With respect to any crimimal proceeding other than one brought by or in the right of the Registrant, the indemnitee also must have no reasonable cause to believe his or her conduct was unlawful in order to gain indemnity.

    Reference is also made to Section (c) of the Underwriting Agreement entered into by the Registrant in connection with its initial public offering of its Common Stock indemnifying officers and directors of the Registrant against certain liabilities. In addition, the Registrant has obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable

ITEM 8.  EXHIBITS

  EXHIBIT
   NUMBER                                                 DOCUMENT                                                PAGE
------------  ------------------------------------------------------------------------------------------------  ---------
       4.1(1)  Amended and Restated 1991 Stock Plan and form of agreement thereunder.
       4.2(2)  Amended 1995 Employee Stock Purchase Plan and forms of agreements thereunder.
       4.3(3)  1995 Directors' Stock Option Plan and form of agreement thereunder.
       4.4(4)  Assumed TyLink Corporation 1994 Equity Incentive Plan.
       4.5     Sync Research, Inc. 1996 Non-Executive Stock Option Plan.
       5.1     Opinion of Venture Law Group, A Professional Corporation, as to Legality of Securities Being
                 Registered.
      23.1     Consent of Venture Law Group, a Professional Corporation (contained in Exhibit 5.1 hereto).
      23.2     Consent of Ernst & Young LLP, Independent Auditors.
      23.3     Consent of Price Waterhouse LLP, Independent Accountants.
      24.1     Power of Attorney.

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(1) Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.

(2) Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 14, 1996.

(3) Incorporated by reference from Registrant's Registration Statement on Form S-1 (Registration No. 33-96910), as amended, filed with the Commission on September 14, 1995.

(4) Incorporated by reference from Registrant's Registration Statement on Form S-8 (Registration Statement No. 333-12315), filed with the Commission on September 19, 1996.

ITEM 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 30, 1997.

                                SYNC RESEARCH, INC.

                                By:            /s/ RONALD J. SCIOSCIA
                                     -----------------------------------------
                                                 Ronald J. Scioscia
                                           VICE PRESIDENT OF FINANCE AND
                                     ADMINISTRATION AND CHIEF FINANCIAL OFFICER

                               INDEX TO EXHIBITS

  EXHIBIT
   NUMBER
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       4.1(1) Amended and Restated 1991 Stock Plan and form of agreement thereunder.

       4.2(2) Amended 1995 Employee Stock Purchase Plan and forms of agreements thereunder.

       4.3(3) 1995 Directors' Stock Option Plan and form of agreement thereunder.

       4.4(4) Assumed TyLink Corporation 1994 Equity Incentive Plan.

       4.5    Sync Research, Inc. 1996 Non-Executive Stock Option Plan.

       5.1    Opinion of Venture Law Group, A Professional Corporation, as to legality of securities being registered.

      23.1    Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

      23.2    Consent of Ernst & Young LLP, Independent Auditors.

      23.3    Consent of Price Waterhouse LLP, Independent Accountants.

      24.1    Powers of Attorney.

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(1) Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as filed with the Commission on August 12, 1996.

(2) Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Commission on November 14, 1996.

(3) Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-96910), filed with the Commission on September 14, 1995.

(4)  Incorporated by reference from Registrant's Registration Statement on
     Form S-8 (Registration Statement No. 333-12315), filed with the Commission on September 19, 1996.